Equinix Reports Fourth Quarter And Full Year 2018 Results

Interconnection and Data Center Leader Delivers 64th Consecutive Quarter of Revenue Growth

REDWOOD CITY, Calif., Feb. 13, 2019 /PRNewswire/ --

  Delivered 2018 annual revenues of $5.072 billion, an increase of 16% year-over-year; 9% growth on a normalized and constant currency basis
  Achieved record global gross and net bookings in the quarter
  36 expansion projects underway and three new markets added including Hamburg, Muscat and Seoul
  Continued to scale its global interconnection platform adding an incremental 8,800 interconnections, including 1,800 virtual connections through ECX Fabric™

Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today reported results for the quarter and the year ended December 31, 2018. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

2018 Results Summary

  Revenues
    $5.072 billion, a 16% increase over the previous year or a normalized and constant currency increase of 9%
  Operating Income
    $977 million, a 21% increase over the previous year
  Adjusted EBITDA
    $2.413 billion, a 48% adjusted EBITDA margin
    Includes $31 million of integration costs
  Net Income
    $365 million, a 57% increase over the previous year
  AFFO
    $1.659 billion, a 15% increase over the previous year
    Includes $31 million of integration costs

2019 Annual Guidance Summary

  Revenues
    $5.520 - $5.570 billion, a 9 - 10% increase over the previous year
  Adjusted EBITDA
    $2.605 - $2.655 billion, a 47% adjusted EBITDA margin
    Assumes $15 million of integration costs
    Assumes negative $15 million impact from the adoption of ASC 842
  AFFO
    $1.825 - $1.875 billion, a 10 - 13% increase over the previous year
    Assumes $15 million of integration costs
    Assumes immaterial impact from the adoption of ASC 842

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Quote
Charles Meyers, President and CEO, Equinix:

"In addition to strong financial performance, we continue to build on our market leadership and cement our position as the trusted center of a cloud-first world. Our reach, scale and innovative product portfolio puts us in a great position to build on our business model that is substantially and durably differentiated from our peers. The market remains in the early innings of the digital transformation journey and our accelerating ability to both land and expand customers on that journey, makes us confident that we are playing the best hand in the business. We continue to have a clear view of our strategy and the opportunities ahead, and we are looking forward to another successful year."

Business Highlights

  Equinix continues to expand the reach of its global platform through organic expansion with 36 projects across 25 markets underway, including expansions in three new markets - Hamburg, Muscat and Seoul. Today, Equinix announced new expansions in the Chicago, Dallas, Hong Kong, Melbourne, New York, Paris, São Paulo, Singapore, Tokyo and Zurich metros.
  Equinix had very strong bookings across all three regions (Americas, EMEA and Asia-Pacific) in Q4 , with record EMEA bookings, and the second-best booking performance to date in the Americas and Asia-Pacific regions. Equinix bookings this quarter spanned across more than 3,000 customers, with a quarter of those customers buying across multiple metros, highlighting the unique diversity of Equinix's retail colocation business.
  Enterprises continue to leverage Equinix's highly distributed and cloud-enabled global platform to locate their infrastructure closer to the interconnected digital edge. In Q4, 60% of total recurring revenues came from customers deployed across all three regions, and 86% of total recurring revenues came from customers deployed across multiple metros.
  Interconnection revenues continued to outpace colocation revenues in Q4, growing 10% year-over-year on an as-reported basis and 12% on a normalized and constant currency basis. Today, Equinix has the most comprehensive global interconnection platform now comprising over 333,000 physical and virtual interconnections — more than four times the interconnections of any competitor. In Q4, Equinix added an incremental 8,800 interconnections, including 1,800 virtual connections through Equinix Cloud Exchange Fabric™ (ECX Fabric™).
  Equinix channel sales delivered greater than 20% of the bookings for the third consecutive quarter. This accounted for half of the new logos acquired in the quarter, driven by solid performance across all regions and all partner types. In 2018, the channel delivered over 4,000 unique deals, a strong indication of the significant velocity derived from Equinix's retail selling engine.
  Equinix achieved a record number of new wins across multiple verticals in Q4. The content and digital media vertical experienced record bookings with meaningful customer expansions including Fastly, Roblox and Tencent. The Cloud and IT vertical also delivered record bookings. Expansions included StackPath, a leading provider of edge cloud security services deploying infrastructure across 21 metros. The enterprise vertical continues to be our fastest-growing segment, led by energy, healthcare and retail sub-segments, as digital transformation forces firms to change how they interconnect users and clouds across multiple locations. Equinix has now captured 48% of the Fortune 500, and one-third of the Forbes Global 2000 companies.

Business Outlook

Equinix adopted FASB Accounting Standard Codification Topic 842, Leases ("ASC 842") effective January 1, 2019. The expected impact of adoption is included in the provided guidance.

For the first quarter of 2019, Equinix expects revenues to range between $1.342 and $1.352 billion, an increase of 3% quarter-over-quarter at the midpoint, on an as-reported basis, and 2% on a normalized and constant currency basis, the largest ever quarterly step-up in recurring revenues. This guidance includes a positive foreign currency benefit of $8 million when compared to the average FX rates in Q4 2018. Adjusted EBITDA is expected to range between $624 and $634 million, which includes a $4 million positive foreign currency benefit when compared to the average FX rates in Q4 2018. Adjusted EBITDA includes $15 million of Q1 seasonal costs, a negative $4 million impact from the adoption of ASC 842, and $5 million of integration costs related to prior acquisitions. Recurring capital expenditures are expected to range between $20 and $30 million.

For the full year of 2019, total revenues are expected to range between $5.520 and $5.570 billion, a 9 - 10% increase over the previous year or a normalized and constant currency increase of 8 - 9%. This guidance includes a positive foreign currency benefit of $10 million when compared to prior Equinix guidance rates. Adjusted EBITDA is expected to range between $2.605 and $2.655 billion, an adjusted EBITDA margin of 47%. This adjusted EBITDA includes a foreign currency benefit of $3 million when compared to prior Equinix guidance rates, a negative $15 million impact from the adoption of ASC 842, $15 million in integration costs related to prior acquisitions, higher EMEA utilities expense and record levels of expansion activities. AFFO is expected to range between $1.825 and $1.875 billion, an increase of 10 - 13% year-over-year on both an as-reported and a normalized and constant currency basis. This AFFO guidance includes a foreign currency benefit of $5 million when compared to prior Equinix guidance rates, $15 million in integration costs related to prior acquisitions, and assumes an immaterial impact from the adoption of ASC 842. Non-recurring capital expenditures are expected to range between $1.725 and $1.915 billion and recurring capital expenditures are expected to range between $175 and $185 million.

The U.S. dollar exchange rates used for 2019 guidance, taking into consideration the impact of our current foreign currency hedges, have been updated to $1.16 to the Euro, $1.32 to the Pound, ¥110 to the U.S. dollar, S$1.36 to the U.S. dollar, and R$3.88 to the U.S. dollar. The Q4 2018 global revenue breakdown by currency for the Euro, British Pound, Japanese Yen, Singapore Dollar and Brazilian Real is 19%, 9%, 6%, 6% and 3%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, income tax expense, an income tax expense adjustment, recurring capital expenditures, other income (expense), (gains) losses on disposition of real estate property and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q4 2018 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended December 31, 2018, along with its future outlook, in its quarterly conference call on Wednesday, February 13, 2019, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the Company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call, through Wednesday, May 1, 2019, by dialing 1-203-369-0224 and entering passcode (2019). In addition, the webcast will be available on the company's website at www.equinix.com/investors (no password required).

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most-interconnected data centers. In 52 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs, changes in accounting principles and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income or loss from operations excluding depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of an IBX data center, and do not reflect its current or future cash spending levels to support its business. Its IBX data centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of an IBX data center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional IBX data centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the IBX data centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX data centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, Equinix and many investors and analysts exclude stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX data centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit or loss that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes acquisition costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The acquisition costs relate to costs Equinix incurs in connection with business combinations. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the acquisitions. Management believes items such as restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), which are non-GAAP financial measures commonly used in the REIT industry. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the period of contract term, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. Equinix also includes an adjustment to contract costs incurred to obtain contracts, since contract costs are capitalized and amortized over the estimated period of benefit on a straight-line basis, although costs of obtaining contracts are generally incurred and paid during the period of obtaining the contracts. The adjustments for installation revenues, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX data centers or other assets that are required to support current revenues. Equinix also excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

EQUINIX, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Recurring revenues	$1,230,318	$1,207,806	$1,122,599	$4,776,502	$4,120,120
Non-recurring revenues	79,765	75,945	77,622	295,152	248,308
Revenues	1,310,083	1,283,751	1,200,221	5,071,654	4,368,428
Cost of revenues	670,935	660,309	619,625	2,605,475	2,193,149
Gross profit	639,148	623,442	580,596	2,466,179	2,175,279
Operating expenses:
Sales and marketing	161,804	157,920	153,612	633,702	581,724
General and administrative	206,146	206,902	187,816	826,694	745,906
Acquisition costs	481	(1,120)	7,125	34,413	38,635
Gain on asset sales	—	(6,013)	—	(6,013)	—
Total operating expenses	368,431	357,689	348,553	1,488,796	1,366,265
Income from operations	270,717	265,753	232,043	977,383	809,014
Interest and other income (expense):
Interest income	3,002	2,912	3,255	14,482	13,075
Interest expense	(129,978)	(130,566)	(126,144)	(521,494)	(478,698)
Other income	4,498	3,744	8,668	14,044	9,213
Gain (loss) on debt extinguishment	(12,163)	1,492	(23,669)	(51,377)	(65,772)
Total interest and other, net	(134,641)	(122,418)	(137,890)	(544,345)	(522,182)
Income before income taxes	136,076	143,335	94,153	433,038	286,832
Income tax expense	(26,054)	(18,510)	(28,938)	(67,679)	(53,850)
Net income	$110,022	$124,825	$65,215	$365,359	$232,982
Net income per share:
Basic net income per share	$1.37	$1.56	$0.83	$4.58	$3.03
Diluted net income per share	$1.36	$1.55	$0.82	$4.56	$3.00
Shares used in computing basic net income per share	80,509	79,872	78,543	79,779	76,854
Shares used in computing diluted net income per share	80,740	80,283	79,128	80,197	77,535

EQUINIX, INC.
Condensed Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income	$110,022	$124,825	$65,215	$365,359	$232,982
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	(68,795)	(77,566)	45,439	(421,743)	454,269
Unrealized gain on available-for-sale securities	—	—	99	—	14
Unrealized gain (loss) on cash flow hedges	6,287	6,184	(2,427)	43,671	(54,895)
Net investment hedge CTA gain (loss)	38,934	27,214	(44,171)	219,628	(235,292)
Net actuarial gain (loss) on defined benefit plans	20	14	(182)	55	(143)
Total other comprehensive income (loss), net of tax	(23,554)	(44,154)	(1,242)	(158,389)	163,953
Comprehensive income, net of tax	$86,468	$80,671	$63,973	$206,970	$396,935

EQUINIX, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$606,166	$1,412,517
Short-term investments	4,540	28,271
Accounts receivable, net	630,119	576,313
Other current assets	274,857	232,027
Total current assets	1,515,682	2,249,128
Long-term investments	—	9,243
Property, plant and equipment, net	11,026,020	9,394,602
Goodwill	4,836,388	4,411,762
Intangible assets, net	2,333,296	2,384,972
Other assets	533,252	241,750
Total assets	$20,244,638	$18,691,457
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$756,692	$719,257
Accrued property, plant and equipment	179,412	220,367
Current portion of capital lease and other financing obligations	77,844	78,705
Current portion of mortgage and loans payable	73,129	64,491
Current portion of senior notes	300,999	—
Other current liabilities	126,995	159,914
Total current liabilities	1,515,071	1,242,734
Capital lease and other financing obligations, less current portion	1,441,077	1,620,256
Mortgage and loans payable, less current portion	1,310,663	1,393,118
Senior notes, less current portion	8,128,785	6,923,849
Other liabilities	629,763	661,710
Total liabilities	13,025,359	11,841,667
Common stock	81	79
Additional paid-in capital	10,751,313	10,121,323
Treasury stock	(145,161)	(146,320)
Accumulated dividends	(3,331,200)	(2,592,792)
Accumulated other comprehensive loss	(945,702)	(785,189)
Retained earnings	889,948	252,689
Total stockholders' equity	7,219,279	6,849,790
Total liabilities and stockholders' equity	$20,244,638	$18,691,457

Ending headcount by geographic region is as follows:

Americas headcount	3,480	3,154
EMEA headcount	2,751	2,560
Asia-Pacific headcount	1,672	1,559
Total headcount	7,903	7,273

EQUINIX, INC.
Summary of Debt Principal Outstanding
(in thousands)
(unaudited)

	December 31, 2018	December 31, 2017

Capital lease and other financing obligations	$1,518,921	$1,698,961

Term loans	1,337,868	1,406,686
Mortgage payable and other loans payable	45,924	50,923
Plus: debt discount and issuance costs, net	4,732	8,615
Total mortgage and loans payable principal	1,388,524	1,466,224

Senior notes	8,429,784	6,923,849
Plus: debt issuance costs	75,372	78,151
Less: debt premium	(5,031)	—
Total senior notes principal	8,500,125	7,002,000

Total debt principal outstanding	$11,407,570	$10,167,185

EQUINIX, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Cash flows from operating activities:
Net income	$110,022	$124,825	$65,215	$365,359	$232,982
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	305,130	306,318	279,774	1,226,741	1,028,892
Stock-based compensation	40,867	47,588	45,898	180,716	175,500
Amortization of debt issuance costs and debt discounts and premiums	3,009	3,148	4,349	13,618	24,449
(Gain) loss on debt extinguishment	12,163	(1,492)	23,669	51,377	65,772
Gain on asset sales	—	(6,013)	—	(6,013)	—
Other items	10,704	5,730	(3,439)	27,644	7,972
Changes in operating assets and liabilities:
Accounts receivable	32,195	(46,685)	40,656	(52,931)	(161,774)
Income taxes, net	22,206	(10,010)	18,672	(10,670)	(34,936)
Accounts payable and accrued expenses	30,713	29,107	29,536	35,495	74,488
Other assets and liabilities	(8,380)	(35,354)	(9,451)	(15,910)	25,888
Net cash provided by operating activities	558,629	417,162	494,879	1,815,426	1,439,233
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	1,402	6,452	13,554	20,597	(11,505)
Business acquisitions, net of cash and restricted cash acquired	(502)	1,808	(334,754)	(829,687)	(3,963,280)
Purchases of real estate	(45,806)	(94,830)	(30,119)	(182,418)	(95,083)
Purchases of other property, plant and equipment	(680,665)	(545,541)	(432,677)	(2,096,174)	(1,378,725)
Proceeds from asset sales	—	12,154	—	12,154	47,767
Net cash used in investing activities	(725,571)	(619,957)	(783,996)	(3,075,528)	(5,400,826)
Cash flows from financing activities:
Proceeds from employee equity awards	33	24,243	71	50,136	41,696
Payment of dividend distributions	(183,858)	(185,983)	(157,583)	(738,600)	(621,497)
Proceeds from public offering of common stock, net of offering costs	114,299	265,671	355,080	388,172	2,481,421
Proceeds from loans payable	—	424,650	997,076	424,650	2,056,876
Proceeds from senior notes	—	—	1,179,001	929,850	3,628,701
Repayment of capital lease and other financing obligations	(14,119)	(19,799)	(33,218)	(103,774)	(93,470)
Repayment of mortgage and loans payable	(17,975)	(404,083)	(2,214,278)	(447,473)	(2,277,798)
Repayment of senior notes	—	—	—	—	(500,000)
Debt extinguishment costs	—	—	(3,102)	(20,556)	(26,122)
Debt issuance costs	—	(635)	(24,161)	(12,218)	(81,047)
Other financing activities	725	—	—	725	(900)
Net cash provided by (used in) financing activities	(100,895)	104,064	98,886	470,912	4,607,860
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	(2,963)	(5,104)	4,737	(33,907)	31,187
Net increase (decrease) in cash, cash equivalents and restricted cash	(270,800)	(103,835)	(185,494)	(823,097)	677,454
Cash, cash equivalents and restricted cash at beginning of period	898,404	1,002,239	1,636,195	1,450,701	773,247
Cash, cash equivalents and restricted cash at end of period	$627,604	$898,404	$1,450,701	$627,604	$1,450,701
Supplemental cash flow information:
Cash paid for taxes	$15,727	$28,206	$10,230	$93,375	$72,641
Cash paid for interest	$121,779	$152,887	$102,385	$496,794	$444,793

Negative free cash flow (1)	$(168,344)	$(209,247)	$(302,671)	$(1,280,699)	$(3,950,088)

Adjusted free cash flow (adjusted negative free cash flow) (2)	$(122,036)	$(116,225)	$62,202	$(268,594)	$108,275

(1)

We define free cash flow (negative free cash flow) as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$558,629	$417,162	$494,879	$1,815,426	$1,439,233
Net cash used in investing activities as presented above	(725,571)	(619,957)	(783,996)	(3,075,528)	(5,400,826)
Purchases, sales and maturities of investments, net	(1,402)	(6,452)	(13,554)	(20,597)	11,505
Negative free cash flow	$(168,344)	$(209,247)	$(302,671)	$(1,280,699)	$(3,950,088)

(2)

We define adjusted free cash flow (adjusted negative free cash flow) as free cash flow (negative free cash flow) as defined above, excluding any purchases of real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

Negative free cash flow (as defined above)	$(168,344)	$(209,247)	$(302,671)	$(1,280,699)	$(3,950,088)
Less business acquisitions, net of cash and restricted cash acquired	502	(1,808)	334,754	829,687	3,963,280
Less purchases of real estate	45,806	94,830	30,119	182,418	95,083
Adjusted free cash flow (adjusted negative free cash flow)	$(122,036)	$(116,225)	$62,202	$(268,594)	$108,275

EQUINIX, INC.
Non-GAAP Measures and Other Supplemental Data
(in thousands)
(unaudited)

		Three Months Ended			Twelve Months Ended
		December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	Recurring revenues	$1,230,318	$1,207,806	$1,122,599	$4,776,502	$4,120,120
	Non-recurring revenues	79,765	75,945	77,622	295,152	248,308
	Revenues (1)	1,310,083	1,283,751	1,200,221	5,071,654	4,368,428

	Cash cost of revenues (2)	445,995	433,186	407,389	1,696,436	1,433,165
	Cash gross profit (3)	864,088	850,565	792,832	3,375,218	2,935,263

	Cash operating expenses (4)(7):
	Cash sales and marketing expenses (5)	99,613	93,339	94,273	382,489	380,623
	Cash general and administrative expenses (6)	147,280	144,700	133,719	579,489	502,599
	Total cash operating expenses (4)(7)	246,893	238,039	227,992	961,978	883,222

	Adjusted EBITDA (8)	$617,195	$612,526	$564,840	$2,413,240	$2,052,041

	Cash gross margins (9)	66%	66%	66%	67%	67%

	Adjusted EBITDA margins (10)	47%	48%	47%	48%	47%

	Adjusted EBITDA flow-through rate (11)	18%	39%	30%	51%	52%

	FFO (12)	$332,810	$340,030	$285,618	$1,253,120	$992,363

	AFFO (13) (14)	$414,145	$402,250	$381,527	$1,659,097	$1,437,040

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$438,150	$433,828	$422,648	$1,732,998	$1,518,929
	Interconnection	137,031	134,159	127,793	532,163	469,268
	Managed infrastructure	20,070	18,698	18,512	75,595	68,937
	Other	5,350	5,161	1,340	16,570	5,218
	Recurring revenues	600,601	591,846	570,293	2,357,326	2,062,352
	Non-recurring revenues	37,547	33,838	35,874	127,408	110,408
	Revenues	$638,148	$625,684	$606,167	$2,484,734	$2,172,760

	EMEA Revenues:

	Colocation	$315,118	$305,072	$282,240	$1,201,769	$1,063,543
	Interconnection	35,288	34,640	31,311	138,874	104,891
	Managed infrastructure	29,881	28,387	28,780	118,685	88,122
	Other	1,482	2,552	2,573	8,164	10,415
	Recurring revenues	381,769	370,651	344,904	1,467,492	1,266,971
	Non-recurring revenues	21,315	26,104	24,728	95,145	79,285
	Revenues	$403,084	$396,755	$369,632	$1,562,637	$1,346,256

	Asia-Pacific Revenues:

	Colocation	$191,891	$191,143	$156,824	$735,404	$595,673
	Interconnection	34,917	33,318	28,781	130,928	107,014
	Managed infrastructure	21,140	20,848	21,797	85,352	88,110
	Recurring revenues	247,948	245,309	207,402	951,684	790,797
	Non-recurring revenues	20,903	16,003	17,020	72,599	58,615
	Revenues	$268,851	$261,312	$224,422	$1,024,283	$849,412

	Worldwide Revenues:

	Colocation	$945,159	$930,043	$861,712	$3,670,171	$3,178,145
	Interconnection	207,236	202,117	187,885	801,965	681,173
	Managed infrastructure	71,091	67,933	69,089	279,632	245,169
	Other	6,832	7,713	3,913	24,734	15,633
	Recurring revenues	1,230,318	1,207,806	1,122,599	4,776,502	4,120,120
	Non-recurring revenues	79,765	75,945	77,622	295,152	248,308
	Revenues	$1,310,083	$1,283,751	$1,200,221	$5,071,654	$4,368,428

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$670,935	$660,309	$619,625	$2,605,475	$2,193,149
	Depreciation, amortization and accretion expense	(219,799)	(222,523)	(208,615)	(890,792)	(746,363)
	Stock-based compensation expense	(5,141)	(4,600)	(3,621)	(18,247)	(13,621)
	Cash cost of revenues	$445,995	$433,186	$407,389	$1,696,436	$1,433,165

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$184,545	$181,826	$179,884	$710,683	$610,433
	EMEA cash cost of revenues	161,781	160,173	148,721	629,853	528,518
	Asia-Pacific cash cost of revenues	99,669	91,187	78,784	355,900	294,214
	Cash cost of revenues	$445,995	$433,186	$407,389	$1,696,436	$1,433,165

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$367,950	$364,822	$341,428	$1,460,396	$1,327,630
	Depreciation and amortization expense	(85,331)	(83,795)	(71,159)	(335,949)	(282,529)
	Stock-based compensation expense	(35,726)	(42,988)	(42,277)	(162,469)	(161,879)
	Cash operating expense	$246,893	$238,039	$227,992	$961,978	$883,222

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$161,804	$157,920	$153,612	$633,702	$581,724
	Depreciation and amortization expense	(48,723)	(50,415)	(47,490)	(197,765)	(151,007)
	Stock-based compensation expense	(13,468)	(14,166)	(11,849)	(53,448)	(50,094)
	Cash sales and marketing expense	$99,613	$93,339	$94,273	$382,489	$380,623

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$206,146	$206,902	$187,816	$826,694	$745,906
	Depreciation and amortization expense	(36,608)	(33,380)	(23,669)	(138,184)	(131,522)
	Stock-based compensation expense	(22,258)	(28,822)	(30,428)	(109,021)	(111,785)
	Cash general and administrative expense	$147,280	$144,700	$133,719	$579,489	$502,599

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$151,279	$147,855	$140,460	$590,220	$527,633
	EMEA cash SG&A	59,813	56,785	55,854	234,504	235,041
	Asia-Pacific cash SG&A	35,801	33,399	31,678	137,254	120,548
	Cash SG&A	$246,893	$238,039	$227,992	$961,978	$883,222

(8)

We define adjusted EBITDA as income from operations excluding depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales as presented below:

	Income from operations	$270,717	$265,753	$232,043	$977,383	$809,014
	Depreciation, amortization and accretion expense	305,130	306,318	279,774	1,226,741	1,028,892
	Stock-based compensation expense	40,867	47,588	45,898	180,716	175,500
	Acquisition costs	481	(1,120)	7,125	34,413	38,635
	Gain on asset sales	—	(6,013)	—	(6,013)	—
	Adjusted EBITDA	$617,195	$612,526	$564,840	$2,413,240	$2,052,041

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$116,627	$106,536	$101,286	$412,610	$363,220
	Americas depreciation, amortization and accretion expense	159,762	156,920	149,970	635,045	514,968
	Americas stock-based compensation expense	25,662	32,818	33,455	123,461	128,419
	Americas acquisition costs	273	(271)	1,112	12,715	28,087
	Americas adjusted EBITDA	$302,324	$296,003	$285,823	$1,183,831	$1,034,694

	EMEA income from operations	$86,184	$88,830	$73,749	$312,163	$237,854
	EMEA depreciation, amortization and accretion expense	85,731	89,190	79,741	356,241	309,290
	EMEA stock-based compensation expense	8,779	8,532	6,874	32,853	26,325
	EMEA acquisition costs	796	(742)	4,693	3,036	9,228
	EMEA gain on asset sales	—	(6,013)	—	(6,013)	—
	EMEA adjusted EBITDA	$181,490	$179,797	$165,057	$698,280	$582,697

	Asia-Pacific income from operations	$67,906	$70,387	$57,008	$252,610	$207,940
	Asia-Pacific depreciation, amortization and accretion expense	59,637	60,208	50,063	235,455	204,634
	Asia-Pacific stock-based compensation expense	6,426	6,238	5,569	24,402	20,756
	Asia-Pacific acquisition costs	(588)	(107)	1,320	18,662	1,320
	Asia-Pacific adjusted EBITDA	$133,381	$136,726	$113,960	$531,129	$434,650

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	71%	71%	70%	71%	72%
	EMEA cash gross margins	60%	60%	60%	60%	61%
	Asia-Pacific cash gross margins	63%	65%	65%	65%	65%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	47%	47%	47%	48%	48%
	EMEA adjusted EBITDA margins	45%	45%	45%	45%	43%
	Asia-Pacific adjusted EBITDA margins	50%	52%	51%	52%	51%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$617,195	$612,526	$564,840	$2,413,240	$2,052,041
	Less adjusted EBITDA - prior period	(612,526)	(604,004)	(550,319)	(2,052,041)	(1,657,474)
	Adjusted EBITDA growth	$4,669	$8,522	$14,521	$361,199	$394,567

	Revenues - current period	$1,310,083	$1,283,751	$1,200,221	$5,071,654	$4,368,428
	Less revenues - prior period	(1,283,751)	(1,261,943)	(1,152,261)	(4,368,428)	(3,611,989)
	Revenue growth	$26,332	$21,808	$47,960	$703,226	$756,439

	Adjusted EBITDA flow-through rate	18%	39%	30%	51%	52%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$110,022	$124,825	$65,215	$365,359	$232,982
	Adjustments:
	Real estate depreciation	219,217	220,017	219,237	883,118	754,351
	(Gain) loss on disposition of real estate property	3,571	(4,812)	1,166	4,643	4,945
	Adjustments for FFO from unconsolidated joint ventures	—	—	—	—	85
	FFO	$332,810	$340,030	$285,618	$1,253,120	$992,363

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO	$332,810	$340,030	$285,618	$1,253,120	$992,363
	Adjustments:
	Installation revenue adjustment	4,650	3,209	6,721	10,858	24,496
	Straight-line rent expense adjustment	1,687	1,551	3,204	7,203	8,925
	Amortization of deferred financing costs and debt discounts and premiums	3,009	3,148	4,349	13,618	24,449
	Contract cost adjustment	(7,348)	(5,271)	—	(20,358)	—
	Stock-based compensation expense	40,867	47,588	45,898	180,716	175,500
	Non-real estate depreciation expense	37,674	33,917	24,100	140,955	111,121
	Amortization expense	49,973	51,792	48,940	203,416	177,008
	Accretion expense (adjustment)	(1,734)	592	(12,503)	(748)	(13,588)
	Recurring capital expenditures	(70,234)	(55,382)	(62,540)	(203,053)	(167,995)
	(Gain) loss on debt extinguishment	12,163	(1,492)	23,669	51,377	65,772
	Acquisition costs	481	(1,120)	7,125	34,413	38,635
	Income tax expense adjustment	10,147	(16,312)	6,946	(12,420)	371
	Adjustments for AFFO from unconsolidated joint ventures	—	—	—	—	(17)
	AFFO	$414,145	$402,250	$381,527	$1,659,097	$1,437,040

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$617,195	$612,526	$564,840	$2,413,240	$2,052,041
	Adjustments:
	Interest expense, net of interest income	(126,976)	(127,654)	(122,889)	(507,012)	(465,623)
	Amortization of deferred financing costs and debt discounts and premiums	3,009	3,148	4,349	13,618	24,449
	Income tax expense	(26,054)	(18,510)	(28,938)	(67,679)	(53,850)
	Income tax expense adjustment	10,147	(16,312)	6,946	(12,420)	371
	Straight-line rent expense adjustment	1,687	1,551	3,204	7,203	8,925
	Contract cost adjustment	(7,348)	(5,271)	—	(20,358)	—
	Installation revenue adjustment	4,650	3,209	6,721	10,858	24,496
	Recurring capital expenditures	(70,234)	(55,382)	(62,540)	(203,053)	(167,995)
	Other income	4,498	3,744	8,668	14,044	9,213
	(Gain) loss on disposition of real estate property	3,571	(4,812)	1,166	4,643	4,945
	Adjustments for unconsolidated JVs' and non-controlling interests	—	—	—	—	68
	Adjustment for gain on sale of asset	—	6,013	—	6,013	—
	AFFO	$414,145	$402,250	$381,527	$1,659,097	$1,437,040

CONTACT: Equinix Investor Relations Contacts: Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com, OR Chip Newcom, Equinix, Inc., (650) 598-6262, cnewcom@equinix.com, OR Equinix Media Contact: David Fonkalsrud, Equinix, Inc., (650) 598-6240, dfonkalsrud@equinix.com